LEASE, OPERATIONS AND MAINTENANCE AGREEMENT
                   -------------------------------------------


     This Lease, Operations and Maintenance Agreement ("Agreement") is made this 30th day of June, 1994, by and between CV Landfill, Inc., a Vermont corporation ("Owner"), and Casella Waste Management, Inc., a Vermont corporation ("Operator").

     In consideration of the mutual covenants, promises, and payments reflected herein, Owner and Operator agree as follows:

     1. Description. Operator does hereby let and lease and Owner hereby accepts lease of a certain waste transfer station, including all stationary assets, located on Route 2, in the Town of East Montpelier, Vermont (hereinafter referred to as "Transfer Station"). Operator will operate and maintain the Transfer Station during the entire term of this Agreement.

     2. Term. This Agreement shall commence on the date first written above and extend for a period of ten (10) years. This Agreement shall automatically renew for additional terms of five (5) years unless terminated in writing by either party at least sixty (60) days prior to the expiration of the then current term. If the Operator is prohibited from operating the Transfer Station by any federal, state or local body or agency, the Operator may terminate this Agreement in its entirety, without any liability for damages, costs or other compensation as a result of such termination.

     3. Rent. The rent due under the terms of this Agreement shall be as set forth herein and as follows:

          (a) The monthly rent for the first five (5) years of this Agreement shall be at the rate of $5.00 per ton of waste disposed/tipped at the Transfer Station each month with a minimum rent amount of $6,650.00 per month.

          (b) The monthly rent for year six (6) and all subsequent years of this Agreement shall be at the rate of $2.00 per ton of waste disposed/tipped at the Transfer Station each month with a minimum rent amount of $2,500.00 per month.

     4. Rent Payments Due. The rent payments specified herein shall be made monthly, thirty (30) days in arrears. Payments are to be made on the 30th day of each month unless a different payment schedule is agreed upon by the parties. Operator agrees to pay to Owner all rents due without demand or setoff.

     5. Owner Responsibilities. The Owner shall be responsible for the following:

          (a) To assist Operator on a best efforts basis in maintaining and/or obtaining all governmental permits necessary for the operation of the Transfer Station.


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          (b) Maintain the post closure maintenance of the inactive landfill adjacent to the Transfer Station in such a manner as to not adversely affect the operation of the Transfer Station.

          (c) Owner shall assign all contracts existing on the current operation of the Transfer Station to the Operator, assuming assignment of such contracts is not prohibited.

          (d) The total taxes payable on the Transfer Station for the tax year ending March 31, 1995. For subsequent tax years, the Owner shall pay the same amount as it paid for the tax year ending March 31, 1995 towards the tax liability assessed against the Owner. Any amount for taxes beyond the Owner's obligation shall be paid for by the Operator.

     6. Operator Responsibilities. The Operator shall be responsible for the following:

          (a) Operator shall abide by all the terms and conditions of all governmental permits necessary for the operation of the Transfer Station. Operator will use its best efforts to maintain and/or obtain all governmental permits required for the operation of the Transfer Station.

          (b) Operator will pay all governmental permit costs, insurance, electric, telephone and other utility bills associated with the operation of the Transfer Station.

          (c) Operator, at its sole cost and expense, shall at all times be responsible for all repairs and maintenance on and to the Transfer Station, including but not limited to major structural repairs, fixtures, equipment, scales, ingress and egress roads, and the building, all of which Operator shall at all times keep in good order and repair.

          (d) Operator shall keep the Transfer Station insured against loss or damage by fire in an amount not less than ninety percent (90%) of the full insurable value as determined from time to time. Additionally, Operator shall carry minimum coverage of One Million Dollars ($1,000,000) comprehensive general liability per occurrence. The Owner shall be named as an additional insured. Operator shall furnish upon request of Owner, proof that the aforesaid insurance policies are in effect.

     7. Equipment Purchase Option. Operator shall have the right to lease from the Owner all the rolling stock equipment, trailers and containers currently utilized by the Transfer Station as set forth on Exhibit A, for up to six (6) months from the date of execution of this Agreement at the rate of $1,000.00 per month. Operator

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shall have the option to purchase the same equipment, trailers and containers from the Owner at a price mutually agreed upon by both parties. The purchase option will expire six (6) months from the date of execution of this Agreement.

     8. Reports.

          (a) Operator shall, within thirty (30) days following the end of each month, submit to Owner a report indicating the total tons of waste disposed/tipped during the month. Such report shall list the customer by account number and the amount of waste received from each customer. The identification of the customer shall not be part of such report. Names and addresses of each customer from whom tonnage was received by Operator will be provided to Owner in the event that Owner's examination of Operator's records pursuant to subparagraph 8(b) reveals an underreporting of at least ten (10%) percent.

          (b) Operator agrees to keep full and accurate books of account, records, scales transaction history and customer tickets in sufficient detail to enable the rent to be paid hereunder to Owner to be determined. Operator further agrees to give Owner the right to cause the said books and records to be examined insofar as they concern waste received/tipped at the Transfer Station for the purpose of verifying the reports provided for in this Agreement. Prior to examining Operator's books, records, documents and other relevant materials, Owner will furnish Operator with at least five (5) days' notice of such inspection. Such inspection shall take place at Operator's office where Operator's business records are maintained during normal business hours. Operator agrees to make available to Owner appropriate space and facilities to conduct such examination. The cost of representatives of Owner to conduct such an examination shall be at Owner's expense unless such examination reveals underreporting of at least ten (10%) percent. In that event, Operator shall reimburse Owner for the cost of such inspection. Owner may not examine Operator's books and records more frequently than every six (6) months unless the prior examination has revealed an underreporting of at least ten (10%) percent. In such event, Owner may examine Operator's books and records no more frequently than monthly if Owner so chooses.

     9. Casualty Loss. If, at any time during the term hereof, the Transfer Station or part thereof shall be damaged or destroyed by fire or other occurrence (including any occurrence for which insurance coverage was not obtained or obtainable) of any kind or nature, ordinary or extraordinary, foreseen or unforeseen, Operator, at its sole cost and expense, and whether or not any available insurance proceeds shall be sufficient for the purpose, shall immediately proceed to repair, restore, replace or rebuild the Transfer Station as nearly as possible to its value, condition and character immediately prior to such damage or destruction (including temporary repairs and work necessary to protect the Transfer Station from further damage). Under no circumstances shall Owner be obligated to contribute to the cost

                                       -3-

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of repairing or rebuilding the improvements of the Transfer Station. In no event shall Operator be entitled to any abatement, allowance, reduction or suspension of rent because part or all of the Transfer Station shall be untenantable owing to the partial or total destruction thereof. No such damage or destruction shall affect in any way the obligation of Operator to pay the rent and other charges required to be paid, nor release Operator of or from obligations imposed upon Operator hereunder.

     10. Default. If any one or more of the following events (herein sometimes referred to as "events of default") shall happen:

          (a) If default shall be made in the due and punctual payment of rent payable under this lease, or any part thereof, when and as the same shall become due and payable, and such default shall continue for a period of fifteen (15) days and for an additional forty-eight (48) hours after receipt by Operator of written notice from Owner that such rent has not been paid; or

          (b) If default shall be made by Operator in the performance or compliance with any of the agreements, terms, covenants or conditions in the Lease provided, other than those referred to in the foregoing subparagraph (a) of this paragraph 10, for a period of twenty (20) days after notice from Owner to Operator specifying the items in default, or in the case of a default or contingency which cannot with due diligence be cured within said twenty (20) day period, if Operator fails to commence within said twenty (20) day period, the steps necessary to cure the same and thereafter to prosecute the curing of such default with due diligence (it being understood that the time of Operator within which to cure shall be extended for such period as may be necessary to complete the same with all due diligence); or

          (c) If Operator shall file a voluntary petition in bankruptcy or shall be adjudicated as bankrupt or insolvent, or if there shall be appointed a receiver or trustee of all or substantially all of the property of the Operator or if Operator shall make assignment for the benefit of Operator's creditors, or if the Operator shall vacate the Transfer Station, and any such condition shall continue for a period of twenty (20) days after notice from Owner specifying the matter involved;

then, and in any such event, Owner at any time thereafter may give written notice to Operator specifying such event or events of default and stating that this Lease and the term hereby demised shall expire and terminate on the date specified in such notice, and upon the date so specified, and all rights of Operator under this Lease shall expire and terminate on the date specified in such notice, and upon the date so specified, and all rights of Operator under this Lease shall expire and terminate.

     11. Operator Indemnification. Operator agrees to indemnify, save harmless and defend Owner from and against any and all liabilities, claims, penalties, forfeitures, suits and the costs of defense, settlement and reasonable attorneys' fees,

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which it may hereafter incur, become responsible for, or pay out as a result of death or bodily injuries to any person, destruction or damage to any property, contamination or adverse effects on the environment, or any violation of governmental laws, regulations, or orders caused in whole or in part by Operator employees, or its subcontractors in the performance of this Agreement, or from the operation of the Transfer Station by the Operator.

     12. Owner Indemnification. Owner agrees to indemnify, save harmless and defend Operator from and against any and all liabilities, claims, penalties, forfeitures, suits and the costs of defense, settlement and reasonable attorneys' fees, which it may hereafter incur, become responsible for, or pay out as a result of death or bodily injuries to any person, destruction or damage to any property, contamination or adverse effects on the environment, or any violation of governmental laws, regulations, or orders caused, in whole or in part, by (i) any breach of any representation, agreement or obligation of Owner contained in this Agreement, or (ii) any act or omission of Owner with respect to, or any event or circumstance related to, the ownership or operation of the Transfer Station that occurred or existed prior to the commencement of this Agreement, without regard to whether a claim with respect such matter is asserted before or after the commencement of this Agreement.

     13. Assignment. Neither party may assign, transfer, or otherwise vest in any other person, any of its rights or obligations under this Agreement without the prior written consent of the other party, such written consent will not be unreasonably withheld.

     14. Acceptance of Transfer Station. At the commencement of the term of this Agreement, the Operator shall accept the land, buildings, improvements and any equipment on or in the Transfer Station, in their existing condition. No representation, statement or warranty, expressed or implied, has been made by or on behalf of the Owner as to such condition, or as to the use that may be made of such property.

     15. Leasehold Improvements. Operator may make any leasehold improvements as deemed necessary by the Operator to improve the operation of the Transfer Station without the necessity of obtaining Owner's prior consent.

     16. Binding Effect. The conditions and agreements contained in this Agreement shall bind and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and, except as otherwise provided herein, their assigns.

     17. Title to Transfer Station. The Owner represents and warrants that it is the owner of the Transfer Station and has the right to make this Agreement and that the Operator, on paying the Rent herein reserved and upon performing all of the

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terms and conditions of this Agreement on its part to be performed, shall at all times during the term herein demised peacefully and quietly have, hold and operate the Transfer Station.

     18. Entire Agreement and Construction. This Agreement represents the entire understanding and agreement between the parties hereto, and supersedes any and all prior agreements, whether written or oral, that may exist between the parties regarding same. The validity, interpretation, and performance of this Agreement shall be governed and construed in accordance with the laws of the State of Vermont.

     19. Expense. Each party will pay all of its expenses, including attorneys' and accountants' fees in connection with the negotiation of this Agreement and the consummation of the transactions contemplated by this Agreement.

     20. Notice of Lease. Neither this Agreement nor any copy hereof, nor any memorandum, notice or document making any reference hereto shall be recorded in the office of the Town Clerk of East Montpelier, Vermont, by Operator, its agents, representatives or any other persons acting for, with or on the behalf of Operator, and if this prohibition against recording shall be breached, then this Agreement shall, at the sole option of Owner be null, void and of no further force or effect. Notwithstanding the foregoing, a Notice of Lease, in the form of Notice of Lease attached as Exhibit B and signed simultaneously herewith by the parties, may be recorded in the office of the Town Clerk of East Montpelier.

          The parties have executed this Agreement as of the day and year first above written.


IN THE PRESENCE OF:                 OWNER:
                                    CV LANDFILL, INC.


                                    By
-------------------------------         -----------------------------------
                                    Name
-------------------------------         -----------------------------------
                                    Title
                                        -----------------------------------


                                    OPERATOR:
                                    CASELLA WASTE MANAGEMENT, INC.


                                    By
-------------------------------         -----------------------------------
                                    Name
-------------------------------         -----------------------------------
                                    Title
                                        -----------------------------------

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STATE OF VERMONT        )
COUNTY OF CHITTENDEN    ) ss

On this 30th day of June, 1994, before me personally appeared John Casella of Casella Waste Management, Inc., to me known to be the person who executed the foregoing instrument, and he(she) thereupon duly acknowledged to me that he(she) executed the same to be his(her) free and act and deed.




                                   -----------------------------------
                                   Notary Public

                                   Commission Expires
                                                      -----------------




STATE OF VERMONT        )
COUNTY OF CHITTENDEN    ) ss

On this 30th day of June, 1994, before me personally appeared Leonard Wing of CV Landfill, Inc., to me known to be the person who executed the foregoing instrument, and he(she) thereupon duly acknowledged to me that he(she) executed the same to be his(her) free and act and deed.


                                   -----------------------------------
                                   Notary Public

                                   Commission Expires
                                                      -----------------



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



                                    EXHIBIT A
                                       TO
                    LEASE, OPERATIONS & MAINTENANCE AGREEMENT


1986 Accurate Trailer                                1A9754026F1037389

1985 Accurate Trailer                                1A9754022F1037390

Power Wedge Model 750 HD Compactor

Diesel Generator

Compactor Stand

Pump

1983 Steco Refuse Trailer                            1S9ESM2T9D1007260

1983 Steco Refuse Trailer                            1S9ESM2T3D1007262


(Equipment is owned by Sunshine Leasing Corporation.)


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